UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 26, 2009

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 26, 2009, at a special meeting of shareholders of Banner Corporation (the “Company”), the Company’s shareholders approved an amendment to Article IV of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 75,000,000.  The amendment became effective at the close of business on August 28, 2009, the date on which Articles of Amendment to the Company’s Articles of Incorporation were filed with the Secretary of State of the State of Washington.  A copy of the Articles of Amendment is filed as Exhibit 3.1 to this report.  At the special meeting, the Company’s shareholders also voted on, but did not approve, a proposed amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock from 500,000 to 10,000,000.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

            3.1  Articles of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: August 28, 2009	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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